UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Malacca Straits Acquisition Company Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Unit 601-2 St. George’s Building 2 Ice House Street Central, Hong Kong	N/A
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered

Units, each consisting of one Class A Ordinary Share and one-half of one Redeemable Warrant	The Nasdaq Stock Market LLC

Class A Ordinary Shares, par value $0.0001 per share	The Nasdaq Stock Market LLC

Redeemable Warrants, each whole warrant exercisable for one Ordinary Share at an exercise price of $11.50	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act Registration Statement or Regulation A offering statement file number to which this form relates: 333-239462 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, Class A ordinary shares and warrants to purchase Class A ordinary shares of Malacca Straits Acquisition Company Limited (the “Company”). The description of the units, ordinary shares and warrants contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-239462) filed with the U.S. Securities and Exchange Commission on June 26, 2020, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2. Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description

3.1	Memorandum and Articles of Association. (incorporated by reference to Exhibit 3.1 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-239462), filed with the Securities and Exchange Commission on June 26, 2020).

3.2	Form of Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.2 filed with the Registrant’s Registration Statement on Form S-1/A (File No. 333-239462), filed with the Securities and Exchange Commission on July 6, 2020).

4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 filed with the Registrant’s Registration Statement on Form S-1/A (File No. 333-239462), filed with the Securities and Exchange Commission on July 6, 2020).

4.2	Specimen Class A Ordinary Share Certificate (incorporated by reference to Exhibit 4.2 filed with the Registrant’s Registration Statement on Form S-1/A (File No. 333-239462), filed with the Securities and Exchange Commission on July 6, 2020).

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 filed with the Registrant’s Registration Statement on Form S-1/A (File No. 333-239462), filed with the Securities and Exchange Commission on July 6, 2020).

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant. (incorporated by reference to Exhibit 4.4 filed with the Registrant’s Registration Statement on Form S-1/A2 (File No. 333-239462), filed with the Securities and Exchange Commission on July 9, 2020).

10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 10.3 filed with the Registrant’s Registration Statement on Form S-1/A (File No. 333-239462), filed with the Securities and Exchange Commission on July 6, 2020).

10.2	Form of Registration Rights Agreement between the Registrant and the Initial Shareholders (incorporated by reference to Exhibit 10.4 filed with the Registrant’s Registration Statement on Form S-1/A (File No. 333-239462), filed with the Securities and Exchange Commission on July 6, 2020).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

MALACCA STRAITS ACQUISITION COMPANY LIMITED

By:	/s/ Kenneth Ng
Kenneth Ng
Chief Executive Officer

Dated: July 13, 2020

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